                                                                       Exhibit 5



                     [LONG ALDRIDGE & NORMAN LLP LETTERHEAD]



                                 April 25, 2000



Eagle Bancshares, Inc.
4419 Cowan Road
Tucker, Georgia 30084-4441

                  Re:      Eagle Bancshares, Inc.
                           Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Eagle Bancshares, Inc., a Georgia corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission for the registration of shares of common stock of the Company owned of record by Mark A. Brinkman (the "Selling Shareholder"). Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, 63,643 shares (the "Shares") of common stock, par value $1.00 per share, of the Company.

         The opinion hereinafter set forth is given to the Company pursuant to
Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Company's Articles of Incorporation and Bylaws, as amended, and minutes of proceedings of the Board of Directors and shareholders of the Company. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any

Eagle Bancshares, Inc.
Page 2
April 25, 2000

persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

         As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of an officer of the Company and a certificate of a public official. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws other than the Georgia Business Corporation Code that is now in effect and that, in the exercise of reasonable professional judgment, normally are considered in matters such as the validity of the Shares. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the Opinion that:

         (1)      The Shares are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Registration Statement.



                                                  Very truly yours,

                                                  LONG ALDRIDGE & NORMAN LLP



                                                  By: /s/ Leonard A. Silverstein
                                                      --------------------------
                                                        Leonard A. Silverstein